GREGG LINN ADVISORY AGREEMENT

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT ("Agreement") is made and entered into effective as of January 18, 2012, (the "Effective Date") by and between Arrayit Diagnostics, Inc., a Nevada corporation, (the "Company"), whose address is 1950 Cinnamon Teal Dr, Redmond, Oregon 97756, on its own behalf on the one hand and Gregg Linn on the other hand, an Arizona resident, (the "Advisor"), whose address is 10994 E. Beck Lane, Seottsdale, AZ 85255.

Recitals

A.     The Company wishes to engage the sendees of the Advisor to exclusively advise and consult with the Company on certain business and financial matters as set forth in this Agreement.

B.     The Advisor has extensive experience in investment banking, business and financial consulting, evaluating financing offers, and entrepreneurial executive management. As a result, the Advisor has the expertise to advise and assist the Company in selecting appropriate financing from the available options, developing a successful business plan, and in evaluating businesses that may be likely candidates to strategically partner with the Company, on the terms and subject to the conditions set forth in this Agreement.

C.     The Company wishes to engage the services of the Advisor as an independent contractor to exclusively advise and consult with it with respect to (i) developing a successful business plan, (ii) exploring strategic alliances, partnering opportunities and other cooperative ventures, (iii) evaluating possible acquisition and strategic partnering candidates, and marketing opportunities for the Company, (iv) the Company's business development activities, including major geographic and service expansion plans, (v) die Company's merger and acquisition strategies, including the evaluation of targets and the structuring of transactions; (vi) the Company's employee relations; and (vii) the Company's marketing strategy; and (viii) selecting appropriate financing from the available options and opportunities, all on the terms and subject to the conditions set forth in this Agreement.

D.     The Advisor is willing to accept such engagement, on the terms set forth in this Agreement.

Now therefore, in consideration of the foregoing recitals and the mutual covenants and obligations contained in this Agreement, including the payment of fees and other good and valuable consideration contained herein, the parlies agree as follows:

6. Engagement

1.1.     Engagement. The Company hereby engage the Advisor to perform the Corporate Undertakings, as defined and set forth in paragraph 1.4, for the Term as defined and set forth in paragraph 1.2, and the Advisor hereby accepts this engagement, on the terms and subject to the conditions set forth in this Agreement

1.2.     Term. The term of the Advisor's engagement under this Agreement shall be for the period beginning on the Effective Date and ending at the expiration of one year from and after the date hereof unless terminated as provided in paragraph 4 below (the "Term"), or unless extended by mutual consent.

1.3.     Relationship. The relationship between the Company and the Advisor created by this Agreement is that of independent contractor, and the Advisor is not and shall not be deemed to be an employee of the Company for any purpose.

1.4.     Corporate Undertakings. The Company will not engage in any of the following activities without a prior evaluation and affirmative recommendation of Advisor, solely for the Company's benefit and not for the benefit of any third party:

(a) Development of a successful business plan for the Company.

(b) Strategic alliances, strategic partnering and other cooperative ventures within and without the Company's present industry segment.

ARRAY!! DlAC.NOSIKS. INC. & GRKtKi I.1NN	PAOI- 2 ADVISORY ACiRt-l-MJ'NI

(c)     Acquisition and marketing strategies.

(d)     Business development activities, including major geographic and sendee expansion plans.

(c) Merger and acquisition opportunities, including the evaluation of targets and the structuring of transactions.

(0 Selecting appropriate financing from the available options and opportunities

(h) Advising, consult and consent with the Company's board of directors (the "Board"') and executive officers with respect to any of the above described matters.

1.5.     No Capital Raising Services. The Corporate Undertakings do not include (i) soliciting the offer or sale of securities in any capital-raising transaction, or (ii) to directly or indirectly promote or maintain a market for any of the Company's securities.

1.6.     No Investment Advisory or Brokerage Services; No Legal Services. The Corporate Undertakings do not include requiring the Advisor to engage in any activities for which an investment advisor's registration or license is required under the U.S. Investment Advisors Act of 1940, or under any other applicable federal or state law; or for which a "broker's" or "dealer's" registration or license is required under the U.S. Securities Exchange Act of 1934, or under any other applicable federal or state law. Advisor's work on this engagement shall not constitute the rendering of legal advice, or the providing of legal services, to the Company. Accordingly, Advisor shall not express any legal opinions with respect to any matters affecting the Company. Advisor's work on this engagement shall not consist of effecting transactions in the Company's securities and Advisor shall not provide any securities broker-dealer services to the Company.

1.7.     Location. The Company and the Advisor intend that the Corporate Undertakings shall be rendered primarily from the Advisor's offices in Phoenix, Arizona and may be rendered by telephone and e-mail communication. The Advisor understands and acknowledges it may be necessary to travel to perform the Corporate Undertakings, and that the Advisor shall be required to do so at its own expense {the Advisor's Fee having been agreed to in consideration thereof). The Advisor shall be reasonably available by telephone to consult with the Board at regular and special meetings thereof.

1 .K. Time: Non-exclusive. The Advisor shall devote as much time to the performance of the Corporate Undertakings as is reasonably necessary, but the Advisor shall not be required to devote any fixed number of hours or days to the performance of the Corporate Undertakings. The Company recognizes that the Advisor has and will continue to have other clients and business, and agrees that this engagement is non-exclusive.

1.9.     Support Staff and Facilities. The Advisor shall furnish its own support staff, office, telephone, and other facilities and equipment necessary to the performance of the Coqiorate Undertakings, and the Company shall not be required to provide the Advisor with any such staff, facilities or equipment.

1.10.     Confidentiality. The Advisor shall not disclose any non-public, confidential or proprietary information, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, or employee information, unless required to do so by applicable law or pursuant to an effective non-disclosure agreement.

2. Advisor's Fees and Expenses.

2.1. The Advisor's fee. The Advisor agrees to accept compensation for its services under this Agreement in the form of an equity interest in the Company. Therefore, the Company shall issue and deliver to the Advisor, as a fee for its Corporate Undertakings under this Agreement (the "Advisor's Fee"):

(a) Five Hundred Thousand common shares (500,000) of the Company (Equity), which shall be fully earned and non-refundable in consideration of its execution of this Agreement and the payment of $|().

Arrayir Diagnostics, Inc. & Giu-xio Linn	PAiil:3 Advisory AGRhHMI-.Ni

The Company shall issue certificates or other evidence representing the Equity in the name or names specified from time to time by the Advisor in writing to the Company.

(b) The Company shall issue instructions to its management to issue certificates representing the Equity, as directed by the Advisor, with the right to be included in the next registration statement, to Advisor. The Company warrants that the Equity shall be freely transferable on the books and records of the Company. Nothing in this Section 2.1(b) shall affect in any way the Advisor's obligations and agreement to comply with all applicable securities laws upon resale of the Equity.

2.2.     Offset; Withholding; Taxes. The Company shall pay the Advisor's Fee to the Advisor without offset, deduction or withholding of any kind or for any purpose. The Advisor shall pay any federal, state and local taxes payable by it with respect to the Advisor's Fee.

2.3.     The Advisor's Expenses. The Advisor shall pay all expenses incurred by it in connection with its performance of the Corporate Undertakings under this Agreement.

3. Representations, Warranties and Covenants:

3.3. Representations and Warranties of the Company. The Company represents and warrants to and covenants with the Advisor that:

(a)     Incorporation, Good Standing, and Due Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada; has the corporate power and authority to own its assets and to transact the business in which engaged and proposes to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

(b)     Corporate Power and Authority. The execution, delivery and performance by the Company of this Agreement, including the issuance of the Equity has been duly authorized by all necessary corporate action and does not and will not (i) require any consent or approval of the Company's shareholders; (ii) contravene the Company's certificate of incorporation or bylaws; (hi) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company; (iv) result in a breach of or constitute a default under any agreement or other instrument to which the Company is a party.

(c)     Legally Enforceable Agreement. This Agreement is the, legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

3.2. Representations and Warranties of the Advisor. The Advisor represents and warrants to and covenants with the Company that:

(a)     Power and Authority. The execution, delivery and performance by the Advisor of this Agreement, does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Advisor; (ii) result in a breach of or constitute a default under any agreement or other instrument to which the Advisor is a party.

(b)     Power and Authority. The execution, delivery and performance by the Advisor of this Agreement, have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of the Advisor's members; (ii) contravene the Advisor's organizational documents; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Advisor; (iv) result in a breach of or constitute a default under any agreement or other instrument to which the Advisor is a party.

Arrayit Diagnostics. Inc. & Grhoc; Linn	Pagh 4 ADVISORY agri-imi NT

(c) Legally Enforceable Agreement. This Agreement is the, iegal, valid and binding obligation of the Advisor, enforceable against it in accordance with its terms, except to the extent that such enforcement may be iimiied by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

4.    Termination. This Agreement may not be terminated prior to the expiration of the Term:

5.    Confidential Information.

5.1. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental lo the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company. By reason of being a Advisor to the Company, Advisor has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations, which operations extend through the United States. Therefore, Advisor recognizes that the Company is relying on these agreements in entering into this Agreement:

5.2     During and after the Term, Advisor will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Advisor agrees to hold as the Company's properly-all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and aifairs, whether made by him or otherwise coining into his possession, and on termination of this agreement, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand.

5.3     During the Term, Advisor will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

6.    General Provisions.

6.1.     Entire Agreement: Modification: Waivers. This Agreement contains the entire agreement of the parties, and supersedes any prior agreements with respect to its subject matter. There arc no agreements, understandings or arrangements of the parties with respect to the subject matter of this Agreement that are not contained herein. This Agreement shall not be modified except by an instrument in writing signed by the parties. "No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party making the waiver. The waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision or any future waiver of the same provision.

6.2.     Notices. AH notices given under this Agreement shall be in writing, addressed to the parties as set forth in the first paragraph hereof, and shall be effective on the earliest of (i) the date received, or (ii) on the second business day alter delivery to a major international air delivery or air courier service (such as Federal Express or Network Couriers).

6.3.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada; provided, however, that if any provision of this Agreement is unenforceable under such law but is enforceable under the laws of the Slate of Nevada, then Texas law shall govern the construction and enforcement of that provision.

ARRAYIT DlACiNOSIK'S. INC. & GRI-OG LlNN	PACii; 5 Advisory AuRi-HMM.NT

6.4.     Jurisdiction and Venue. The courts of the State of Texas sitting in Harris County (the "Harris County Courts") shall have exclusive jurisdiction to hear, adjudic; ite, decide, determine and enter final judgment in any action, suit, proceeding, case, controversy or dispute, whether at iaw or in equity or both, and whether in contract or tort or both, arising out of or related to this Agreement, or the construction or enforcement hereof or thereof (any such action, suit, proceeding, case, controversy or dispute, a "Related Action"). The Company and the Advisor hereby irrevocably consent and submit to the exclusive persona! jurisdiction of the Harris County Courts to hear, adjudicate, decide, determine and enter final judgment in any Related Action. The Company and the Advisor hereby irrevocably waive and agree not to assert any right or claim that it is not personally subject to the jurisdiction of the Harris County Courts in any Related Action, including any claim offorum mm conveniens or that the Harris County Courts are not the proper venue or form to adjudicate any Related Action. If any Related Action is brought or maintained in any court other than the Harris County Courts, then that court shall, at the request of the Company or the Advisor, dismiss that action. The parties may enter a judgment rendered by the Harris County Courts under this Agreement for enforcement in the courts of Nevada and the party against whom such judgment is taken will not contest the authority of such courts to enforce such a judgment.

6.5. Waiver of Jury Trial. The Company and the Advisor hereby waive trial by jury in any Related Action.

6.6     Attorney '.v Fees. The prevailing party in any Related Action shall be entitled to recover that party's costs of suit, including reasonable attorney's fees.

6.7     Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of the parties and their respective successors in interest.

6.8     Construction, Counterparts. This Agreement shall be construed as a whole and in favor of the validity and enforceability of each of its provisions, so as to carry out the intent of the parties as expressed herein. Heading are for the convenience of reference, and the meaning and interpretation of the text of any provision shall take precedence over its heading. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, but all of which, taken together shall constitute one agreement. A faxed copy or photocopy of a party's signature shall be deemed an original for all purposes.

In Witness WHEREOF, the parties have executed this Agreement effective as of the Effective Date

The Company:	The Advisor: GREGG LINN

arrayit diagnostics. inc.